Exhibit 99.1

To Our Stockholders,

We are excited to announce our further expansion into Wisconsin. As you recall, we acquired a leasing operation, M2 Lease Funds, LLC, in Milwaukee in August 2005. In March of 2006, we hired five experienced bankers who had previously worked at a large Milwaukee banking organization. The Milwaukee market is a $40 billion deposit market, which is over twice the market size of the Quad Cities, Cedar Rapids, and Rockford markets combined.

The Milwaukee market consists of many owner-managed businesses and should allow us to expand through our commercial, relationship-based model. Initially, this operation is a division of Rockford Bank & Trust. Our five new banking officers complement each other very well, and we believe they will very rapidly help us gain market shares both in lending and deposit gathering.

Earnings for the first quarter ended March 31, 2006 were $833 thousand, or basic and diluted earnings per share of $0.18. For the same quarter one year ago, we reported earnings of $1.3 million, or basic and diluted earnings per share of $0.29. Earnings for the fourth quarter of 2005 were $1.3 million, or basic earnings per share of $0.28 and diluted earnings per share of $0.27.

For the first quarter of 2006, our total assets increased by 2%, or $23.5 million, to $1.07 billion from $1.04 billion at December 31, 2005. During this same quarter, net loans/leases increased by 4%, or $29.0 million, to $776.4 million from $747.4 million at December 31, 2005. Non-performing assets decreased to $3.0 million at March 31, 2006 from $3.7 million at December 31, 2005. Total deposits increased by 7% to $747.4 million at March 31, 2006 when compared to $698.5 million at December 31, 2005. Stockholders' equity rose to $55.5 million at March 31, 2006 as compared to $54.5 million at December 31, 2005.

Quarter-to-quarter total revenue increased by $1.2 million, or 7%, while total expense increased by $2.0 million, or 13%. In a comparison of the first quarter of 2006 to the fourth quarter of 2005, a 12%, or $325 thousand, increase in non-interest income was offset by the combination of a decline in net interest income of 3%, or $185 thousand, an increase in the provision for loan/lease losses of $203 thousand, or 60%, and an increase in non-interest expenses of 9%, or $689 thousand. Salaries and employee benefits expense was the primary contributor to the increase in non-interest expenses.

The economy's flat yield curve, in combination with strong competitive factors, continues to stress our net interest margin. In the first quarter of 2006, the Company's net interest margin narrowed for the third consecutive quarter, and as a result, net interest income declined $185 thousand, or 3%, from the fourth quarter of 2005. Although we experienced increases in both the average volumes and rates of interest-bearing assets, these increases were more than offset by increases in the average volumes and rates on deposits at the subsidiary banks. All three of our subsidiary banks are experiencing the stress of aggressive loan and deposit pricing within their respective markets.

Our first two banks, Quad City and Cedar Rapids, reported asset levels approximately the same as at December 31, 2005. Earnings at Quad City Bank & Trust were off approximately 14% from March 2005, while Cedar Rapids' earnings were up 65% from a year ago. Quad City's recognition of an impairment loss of $143 thousand (pretax) on a mortgage-backed mutual fund investment contributed significantly to this year-to-year decrease in earnings.

Our newest banking subsidiary, Rockford Bank & Trust, experienced a net operating loss of $320 thousand for the first quarter of 2006 compared to a loss of $271 thousand for the fourth quarter of 2005. These results are consistent with the Company's expectations for this de novo charter. Rockford Bank & Trust, which opened January 3, 2005, reached total assets of $51.8 million, net loans of $35.2 million, and deposits of $32.0 million at March 31, 2006, which were improvements from December 31, 2005 of 25%, 38% and 25%, respectively. In December 2005, Rockford Bank & Trust opened a second location in a temporary facility on Guilford Road at Alpine Road in Rockford, and construction of the permanent facility is underway with completion expected in October 2006.

In August 2005, the Company acquired M2 Lease Funds, LLC. Since that time, the growth and earnings at this subsidiary have been consistent with the Company's expectations. At March 31, 2006, M2 Lease Funds had total assets of $40.0 million and pretax net income of $323 thousand for the first quarter of 2006. President John Engelbrecht has recently added leasing officers in eastern Iowa and Chicago to add additional productive capacity and depth to M2.

Net interest margin, as mentioned, continues to be a big challenge for financial institutions. Nationally, NIM has contracted approximately 30 basis points since June 2004. We will focus on larger loan portfolios for our officers to offset the compressed margin. In addition, we will look to other business segments to grow earnings, such as trust and leasing. Our trust departments in the Quad Cities and in Cedar Rapids continue to increase market share and profitability. We are fortunate to have one of the largest and most efficient trust departments in eastern Iowa and western Illinois.

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The Federal Reserve continues to fight inflation,  as it increased rates for the
15th consecutive time. The Fed's new chair, Dr. Ben Bernanke, offered the following observations:

1. The Fed mandate remains the dual goals of price stability and maximum sustainable employment. 2. Congress needs to decide on an appropriate size for government, then deal with revenues and spending. 3. We need more commitment to all levels of education--school, on-the-job, retraining, etc. 4. Housing may moderate, but will not sustain significant decline. 5. Economic expansion remains and, on average, has helped all Americans.

Many market participants continue to expect the Federal Reserve to extend its 15-meetings-in-a-row stair-step upward rate move. Though economic growth is expected to moderate as 2006 progresses, early-2006 reports show solid economic progress and a number of economists are slowly raising full-year estimates. Fed comments have some investors increasingly anticipating a 5% Fed Funds rate by summer, with perhaps more to come. One other thought: though loan and mortgage rates have increased, money market funds and shorter-term bonds pay significantly higher yields than just a few quarters ago--great news for the more conservative investors among us.

We appreciate your patience as we continue to make investments that we believe are in your best long-term interest. Compressed net interest margins and the expansions into Rockford and Milwaukee will continue to create short-term earnings challenges. We will structure our businesses to maximize profitability when the yield curve returns to a normal shape, and we grow into our added overhead.

Thank you for your continued loyalty and support.





Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United Sates to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and
(xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.



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